Exhibit 10.40
Assumption Agreement and Fourth Amendment
to
Loan And Security Agreement
THIS ASSUMPTION AGREEMENT AND FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 14, 2007, by and between SILICON VALLEY BANK (“Bank”); EV3 ENDOVASCULAR, INC., a Delaware corporation, EV3 INTERNATIONAL, INC., a Delaware corporation, and MICRO THERAPEUTICS, INC., a Delaware corporation (collectively and jointly and severally referred to as “Existing Borrowers”), whose address is c/o ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442; and FOXHOLLOW TECHNOLOGIES, INC., a Delaware corporation (“New Borrower”), whose address is c/o ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442. (Existing Borrowers and New Borrower are referred to herein, collectively and jointly and severally, as the “Borrowers”.)
Recitals
     A. Bank and Existing Borrowers have entered into that certain Loan and Security Agreement dated as of an Effective Date of June 28, 2006 (as the same may have been, and may from time to time be further, amended, modified, supplemented or restated, the “Loan Agreement”). The Obligations of the Existing Borrowers have been guarantied by, among others, the following companies, in favor of Bank: ev3 Inc., a Delaware corporation; Micro Therapeutics International, Inc., a Delaware corporation; and ev3 Peripheral, Inc., a Minnesota corporation (collectively, the “Guarantors”).
     B. Bank has extended credit to Existing Borrowers for the purposes permitted in the Loan Agreement.
     C. Existing Borrowers have advised Bank that New Borrower has become a wholly-owned subsidiary of ev3 Inc.
     D. Borrowers have requested that Bank (i) amend the Loan Agreement to add New Borrower to the Loan Agreement as a “Borrower”, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
     E. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2. Assumption; Addition of Additional Borrower. Each of the Borrowers assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of the other Borrowers, under, based upon, or arising out of the Loan Agreement and the other Loan Documents, including without limitation all of the “Obligations” as defined in the Loan Agreement. Without limiting the generality of the foregoing, each of the Existing Borrowers shall remain as an obligor with respect to all of the Obligations, and the Existing Borrowers and New Borrower shall be jointly and severally liable for all present and future Obligations. Each of the Borrowers agrees to pay and perform all duties and obligations of the “Borrowers” under the Loan Agreement and all other Loan Documents. The term “Borrowers” as used in the Loan Agreement shall mean, collectively and jointly and severally, ev3 Endovascular, Inc., ev3 International, Inc., Micro Therapeutics, Inc., and FoxHollow Technologies, Inc.
3. Grant of Security Interest. Without limiting the generality of the provisions of Section 2 above, as security for all Obligations, each Borrower hereby grants Bank a continuing security interest in all of the following, whether now owned or hereafter acquired, and wherever located: All of the “Collateral” (as defined in the Loan Agreement) of each Borrower. All references in the Loan Agreement to Collateral shall be deemed to refer to the Collateral of each the Borrowers.
4. Cross-Corporate Guaranty; Perfection Certificate. Concurrently herewith, each of the Borrowers shall execute and deliver to Bank an Unconditional Cross-Guaranty, in form and substance satisfactory to Bank, in order to guarantee all Obligations of the other Borrowers in favor of Bank. Concurrently herewith, New Borrower shall complete, execute and deliver to Bank a “Perfection Certificate”, in the form previously provided by Bank. The reference to “Perfection Certificate” as used in the Loan Agreement with respect to New Borrower shall refer to the Perfection Certificate to be delivered by New Borrower pursuant to this paragraph, and (without limitation on any other provisions of the Loan Agreement that pursuant hereto now include New Borrower as a “Borrower”) New Borrower hereby makes the representations and warranties of a Borrower with respect to such Perfection Certificate as set forth in the Loan Agreement.
5. Existing Borrowers’ Indemnity to New Borrower. Each of the Existing Borrowers hereby agrees to indemnify New Borrower and hold New Borrower harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses, of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to (i) New Borrower’s assumption of the Obligations of Existing Borrowers as set forth herein, (ii) New Borrower’s execution and delivery of a guaranty with respect to Existing Borrowers as set forth herein, (iii) New Borrower’s grant of a security interest in its assets to Bank, and (iv) any other obligation incurred or transfer made by New Borrower under or in connection with this Agreement, or any other document, instrument, or agreement relating hereto.

6. Amendments to Loan Agreement.
     6.1 Exhibit D (Compliance Certificate). Exhibit D to the Loan Agreement is hereby replaced by Exhibit A hereto
7. Limitation of Amendments.
     7.1 The consents and amendments set forth in this Amendment are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
     7.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
8. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:
     8.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
     8.2 Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
     8.3 The organizational documents of each Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
     8.4 The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
     8.5 The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting any Borrower, (b) any contractual restriction with a Person binding on any Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on any Borrower, or (d) the organizational documents of any Borrower;
     8.6 The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on any Borrower, except as already has been obtained or made; and
     8.7 This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
9. Fees and Expenses. Without limitation on the terms of the Loan Documents, Borrowers agree to reimburse Bank for all its reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrowers’ loan accounts or any of Borrowers’ deposit accounts maintained with Bank.
10. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
[Signatures continued to next page]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Borrowers:

EV3 ENDOVASCULAR, INC.		EV3 INTERNATIONAL, INC.

By	/s/ Patrick D. Spangler	By	/s/ Patrick D. Spangler
Name:	Patrick D. Spangler	Name:	Patrick D. Spangler
Title:	Vice President and	Title:	Treasurer
Chief Financial Officer

MICRO THERAPEUTICS, INC.		FOXHOLLOW TECHNOLOGIES, INC.

By	/s/ Patrick D. Spangler	By	/s/ Patrick D. Spangler
Name:	Patrick D. Spangler	Name:	Patrick D. Spangler
Title:	Chief Financial Officer and Treasurer	Title:	Chief Financial Officer and Treasurer

Bank:

SILICON VALLEY BANK

By	/s/ John Kinzer
Name:	John Kinzer
Title:	Director